Builders FirstSource, Inc.
Subsidiaries

Alpine Lumber Company (Colorado)

BDT Las Vegas Holdings, LLC (Delaware)

BFS Asset Holdings LLC (Delaware)

BFS Design Services LLC (Delaware)

BFS Foundation, Inc. (Delaware)

BFS Group LLC (Delaware)

BFS Operations LLC (Delaware)

BFS Procurement LLC (Delaware)

BFS Pay, LLC (Maryland)

BFS Real Estate LLC (Delaware)

BFS Texas Sales LLC (Delaware)

Builders FirstSource – Dallas, LLC (Delaware)

Builders FirstSource – Texas Installed Sales, LLC (Texas)

CCWP, Inc. (South Carolina)

Dixieline Builders Fund Control, Inc. (California)

DMC Las Vegas Holdings, LLC (Delaware)

East Campus, LLC (Colorado)

Kleet Lumber Co., LLC (New York)

NETAppsID, Inc. (Canada)

Schoeneman Bros. Company (Iowa)

Spenard Builders Supply LLC (Alaska)

Stately Las Vegas Holdings, LLC (Delaware)

Sunrise Wood Designs, LLC (Delaware)

Timber Roots, LLC (Washington)

TRSMI, LLC (Michigan)

Wright Bros. Risk Retention Group, LLC (South Carolina)

WTS Paradigm, LLC (Wisconsin)

360 Innovations, s.a.r.l. (France)